                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)


                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 17                                  Trade Date: 01/20/04
(To Prospectus dated September 8, 2003 and                 Issue Date: 01/23/04
Prospectus Supplement dated September 12, 2003)

The date of this Pricing Supplement is January 21, 2004


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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UHA5              $6,062,000.00              4.00%                 07/15/12                 100%


    Interest Payment
       Frequency                                      Subject to                 Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption                (including the redemption price)
    ----------------        -----------------         ----------                --------------------------------
       quarterly                   Yes                   Yes                            100% 01/15/05
       (04/15/04)                                                                  semi-annually thereafter
                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------           -------------           -----------               ------               -----------
     $5,989,256.00             $72,744.00                $2.00             ABN AMRO Financial
                                                                             Services, Inc.
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